Exhibit 99.1

Paramount Announces Third Quarter 2022 Results

–Completes $41.7 million of share repurchases through October –

NEW YORK – October 26, 2022 – Paramount Group, Inc. (NYSE: PGRE) (“Paramount” or the “Company”) filed its Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 today and reported results for the third quarter ended September 30, 2022.

Third Quarter Highlights:

•
Reported net loss attributable to common stockholders of $1.5 million, or $0.01 per diluted share, for the quarter ended September 30, 2022, compared to $2.1 million, or $0.01 per diluted share, for the quarter ended September 30, 2021.
•
Reported Core Funds from Operations (“Core FFO”) attributable to common stockholders of $54.2 million, or $0.24 per diluted share, for the quarter ended September 30, 2022, compared to $50.1 million, or $0.23 per diluted share, for the quarter ended September 30, 2021.
•
Updated its full year 2022 Earnings Guidance as follows:
o
Estimated net income attributable to common stockholders will be between $0.00 and $0.02 per diluted share, compared to its prior estimated range of net loss attributable to common stockholders of $0.01 per diluted share and net income of $0.03 per diluted share.
o
Estimated Core FFO attributable to common stockholders will be between $0.96 and $0.98 per diluted share, compared to its prior estimate of $0.95 and $0.99 per diluted share.
•
Reported a 0.4% increase in Same Store Cash Net Operating Income (“NOI”) and a 6.3% increase in Same Store NOI in the quarter ended September 30, 2022, compared to the same period in the prior year.
•
Leased 288,554 square feet, of which the Company’s share was 215,922 square feet that was leased at a weighted average initial rent of $82.76 per square foot. Of the 215,922 square feet that was leased, 204,178 square feet represented the Company’s share of second generation space, for which mark-to-markets were negative 10.5% on a cash basis and positive 2.7% on a GAAP basis.
•
Declared a third quarter cash dividend of $0.0775 per common share on September 15, 2022, which was paid on October 14, 2022.
•
Repurchased 6,498,232 common shares at a weighted average price of $6.41 per share, or $41.7 million in the aggregate through October 2022, of which 3,237,392 shares were repurchased in the third quarter, at a weighted average price of $6.58 per share, or $21.3 million in the aggregate.

Financial Results

Quarter Ended September 30, 2022

Net loss attributable to common stockholders was $1.5 million, or $0.01 per diluted share, for the quarter ended September 30, 2022, compared to $2.1 million, or $0.01 per diluted share, for the quarter ended September 30, 2021.

Funds from Operations (“FFO”) attributable to common stockholders was $53.4 million, or $0.24 per diluted share, for the quarter ended September 30, 2022, compared to $50.3 million, or $0.23 per diluted share, for the quarter ended September 30, 2021. FFO attributable to common stockholders for the quarters ended September 30, 2022 and 2021 includes the impact of certain non-core items, which are listed in the table on page 9. The aggregate of the non-core items, net of amounts attributable to noncontrolling interests, decreased FFO attributable to common stockholders for the quarter ended September 30, 2022 by $0.8 million, or $0.00 per diluted share and increased FFO attributable to common stockholders for the quarter ended September 30, 2021 by $0.2 million, or $0.00 per diluted share.

Core FFO attributable to common stockholders, which excludes the impact of the non-core items listed on page 9, was $54.2 million, or $0.24 per diluted share, for the quarter ended September 30, 2022, compared to $50.1 million, or $0.23 per diluted share, for the quarter ended September 30, 2021.

Nine Months Ended September 30, 2022

Net income attributable to common stockholders was $1.5 million, or $0.01 per diluted share, for the nine months ended September 30, 2022, compared to net loss attributable to common stockholders of $21.6 million, or $0.10 per diluted share, for the nine months ended September 30, 2021. Net loss attributable to common stockholders for the nine months ended September 30, 2021 includes a $10.7 million contribution to an unconsolidated joint venture that was expensed in accordance with GAAP.

FFO attributable to common stockholders was $161.6 million, or $0.73 per diluted share, for the nine months ended September 30, 2022, compared to $139.1 million, or $0.64 per diluted share, for the nine months ended September 30, 2021. FFO attributable to common stockholders for the nine months ended September 30, 2021 includes a $10.7 million contribution to an unconsolidated joint venture that was expensed in accordance with GAAP. FFO attributable to common stockholders for the nine months ended September 30, 2022 and 2021 also includes the impact of other non-core items, which are listed in the table on page 9. The aggregate of the non-core items, net of amounts attributable to noncontrolling interests decreased FFO attributable to common stockholders for the nine months ended September 30, 2022 and 2021 by $0.9 million and $9.1 million, respectively, or $0.00 and $0.04 per diluted share, respectively.

Core FFO attributable to common stockholders, which excludes the impact of the non-core items listed on page 9, was $162.5 million, or $0.73 per diluted share, for the nine months ended September 30, 2022, compared to $148.2 million, or $0.68 per diluted share, for the nine months ended September 30, 2021.

Portfolio Operations

Quarter Ended September 30, 2022

Same Store Cash NOI increased by $0.4 million, or 0.4%, to $96.7 million for the quarter ended September 30, 2022 from $96.3 million for the quarter ended September 30, 2021. Same Store NOI increased by $6.0 million, or 6.3%, to $102.2 million for the quarter ended September 30, 2022 from $96.2 million for the quarter ended September 30, 2021.

During the quarter ended September 30, 2022, the Company leased 288,554 square feet, of which the Company’s share was 215,922 square feet that was leased at a weighted average initial rent of $82.76 per square foot. This leasing activity, offset by lease expirations in the quarter, caused leased occupancy and same store leased occupancy (properties owned by the Company in a similar manner during both reporting periods) to remain at 91.4% leased at September 30, 2022, in-line with the leased occupancy reported at June 30, 2022. Of the 215,922 square feet leased, 204,178 square feet represented the Company’s share of second generation space (space that had been vacant for less than twelve months) for which mark-to-markets were negative 10.5% on a cash basis and positive 2.7% on a GAAP basis. The weighted average lease term for leases signed during the third quarter was 12.5 years and weighted average tenant improvements and leasing commissions on these leases were $11.92 per square foot per annum, or 14.4% of initial rent.

Nine Months Ended September 30, 2022

Same Store Cash NOI increased by $9.1 million, or 3.2%, to $289.5 million for the nine months ended September 30, 2022 from $280.4 million for the nine months ended September 30, 2021. Same Store NOI increased by $11.9 million, or 4.1%, to $301.2 million for the nine months ended September 30, 2022 from $289.3 million for the nine months ended September 30, 2021.

During the nine months ended September 30, 2022, the Company leased 741,605 square feet, of which the Company’s share was 556,299 square feet that was leased at a weighted average initial rent of $77.12 per square foot. This leasing activity, partially offset by lease expirations in the nine months, increased leased occupancy by 70 basis points to 91.4% at September 30, 2022 from 90.7% at December 31, 2021. Same store leased occupancy increased by 80 basis points to 91.4% at September 30, 2022 from 90.6% at December 31, 2021. Of the 556,299 square feet leased, 441,499 square feet represented the Company’s share of second generation space for which mark-to-markets were negative 6.6% on a cash basis and positive 1.3% on a GAAP basis. The weighted average lease term for leases signed during the nine months was 10.0 years and weighted average tenant improvements and leasing commissions on these leases were $10.72 per square foot per annum, or 13.9% of initial rent.

Guidance

The Company is updating its Estimated Core FFO Guidance for the full year of 2022, which is reconciled below to estimated net income attributable to common stockholders per diluted share in accordance with GAAP. The Company estimates that net income attributable to common stockholders will be between $0.00 and $0.02 per diluted share, compared to its prior estimated range of net loss attributable to common stockholders of $0.01 per diluted share and net income of $0.03 per diluted share. The estimated net income attributable to common stockholders per diluted share is not a projection and is being provided solely to satisfy the disclosure requirements of the U.S. Securities and Exchange Commission.

Based on the Company’s performance for the nine months ended September 30, 2022, and its outlook for the remainder of 2022, the Company is updating its Estimated 2022 Core FFO to be between $0.96 and $0.98 per diluted share, compared to its prior estimate of $0.95 and $0.99 per diluted share.

	Full Year 2022
(Amounts per diluted share)	Low	High
Estimated net income attributable to common stockholders	$0.00	$0.02
Pro rata share of real estate depreciation and amortization, including the Company's share of unconsolidated joint ventures	0.96	0.96
Estimated Core FFO	$0.96	$0.98

Except as described above, these estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of the events referenced in this release and otherwise to be referenced during the conference call referred to on page 6. These estimates do not include the impact on operating results from possible future property acquisitions or dispositions, or realized and unrealized gains and losses on real estate fund investments. The estimates set forth above may be subject to fluctuations as a result of several factors, including the negative impact of the COVID-19 global pandemic. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance or achievements. These factors include, without limitation, the negative impact of the COVID-19 global pandemic on the U.S., regional and global economies and our tenants’ financial condition and results of operations; the ability to enter into new leases or renew leases on favorable terms; dependence on tenants’ financial condition; trends in the office real estate industry including telecommuting, flexible work schedules, open workplaces and teleconferencing; the uncertainties of real estate development, acquisition and disposition activity; the ability to effectively integrate acquisitions; fluctuations in interest rates and the costs and availability of financing; the ability of our joint venture partners to satisfy their obligations; the effects of local, national and international economic and market conditions and the impact of rising inflation and interest rates on such market conditions; the effects of acquisitions, dispositions and possible impairment charges on our operating results; regulatory changes, including changes to tax laws and regulations; and other risks and uncertainties detailed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission. The Company does not undertake a duty to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

FFO is a supplemental measure of our performance. We present FFO in accordance with the definition adopted by the National Association of Real Estate Investment Trusts (“Nareit”). Nareit defines FFO as net income or loss, calculated in accordance with GAAP, adjusted to exclude depreciation and amortization from real estate assets, impairment losses on certain real estate assets and gains or losses from the sale of certain real estate assets or from change in control of certain real estate assets, including our share of such adjustments of unconsolidated joint ventures. FFO is commonly used in the real estate industry to assist investors and analysts in comparing results of real estate companies because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. In addition, we present Core FFO as an alternative measure of our operating performance, which adjusts FFO for certain other items that we believe enhance the comparability of our FFO across periods. Core FFO, when applicable, excludes the impact of certain items, including, transaction related costs, realized and unrealized gains or losses on real estate fund investments, unrealized gains or losses on interest rate swaps, severance costs and gains or losses on early extinguishment of debt, in order to reflect the Core FFO of our real estate portfolio and operations. In future periods, we may also exclude other items from Core FFO that we believe may help investors compare our results.

FFO and Core FFO are presented as supplemental financial measures and do not fully represent our operating performance. Other REITs may use different methodologies for calculating FFO and Core FFO or use other definitions of FFO and Core FFO and, accordingly, our presentation of these measures may not be comparable to other real estate companies. Neither FFO nor Core FFO is intended to be a measure of cash flow or liquidity. Please refer to our financial statements, prepared in accordance with GAAP, for purposes of evaluating our financial condition, results of operations and cash flows.

NOI is used to measure the operating performance of our properties. NOI consists of rental revenue (which includes property rentals, tenant reimbursements and lease termination income) and certain other property-related revenue less operating expenses (which includes property-related expenses such as cleaning, security, repairs and maintenance, utilities, property administration and real estate taxes). We also present Cash NOI which deducts from NOI, straight-line rent adjustments and the amortization of above and below-market leases, including our share of such adjustments of unconsolidated joint ventures. In addition, we present PGRE's share of NOI and Cash NOI which represents our share of NOI and Cash NOI of consolidated and unconsolidated joint ventures, based on our percentage ownership in the underlying assets. We use NOI and Cash NOI internally as performance measures and believe they provide useful information to investors regarding our financial condition and results of operations because they reflect only those income and expense items that are incurred at property level.

Same Store NOI is used to measure the operating performance of properties in our New York and San Francisco portfolios that were owned by the Company in a similar manner during both the current period and prior reporting periods and represents Same Store NOI from consolidated and unconsolidated joint ventures based on our percentage ownership in the underlying assets. Same Store NOI also excludes lease termination income, impairment of receivables arising from operating leases and certain other items that may vary from period to period. We also present Same Store Cash NOI, which excludes the effect of non-cash items such as the straight-line rent adjustments and the amortization of above and below-market leases.

A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure can be found in this press release and in our Supplemental Information for the quarter ended September 30, 2022, which is available on our website.

Investor Conference Call and Webcast

The Company will host a conference call and audio webcast on Thursday, October 27, 2022 at 10:00 a.m. Eastern Time (ET), during which management will discuss the third quarter results and provide commentary on business performance. A question and answer session with analysts and investors will follow the prepared remarks.

The conference call can be accessed by dialing 877-407-0789 (domestic) or 201-689-8562 (international). An audio replay of the conference call will be available from 1:00 p.m. ET on October 27, 2022 through November 3, 2022 and can be accessed by dialing 844-512-2921 (domestic) or 412-317-6671 (international) and entering the passcode 13733036.

A live audio webcast of the conference call will be available through the “Investors” section of the Company’s website, www.pgre.com. A replay of the webcast will be archived on the Company’s website.

About Paramount Group, Inc.

Headquartered in New York City, Paramount Group, Inc. is a fully-integrated real estate investment trust that owns, operates, manages, acquires and redevelops high-quality, Class A office properties located in select central business district submarkets of New York City and San Francisco. Paramount is focused on maximizing the value of its portfolio by leveraging the sought-after locations of its assets and its proven property management capabilities to attract and retain high-quality tenants.

Contact Information:

Wilbur Paes Chief Operating Officer, Chief Financial Officer and Treasurer 212-237-3122 ir@pgre.com	Tom Hennessy Vice President, Investor Relations and Business Development 212-237-3138 ir@pgre.com

Media:

212-492-2285

pr@pgre.com

Paramount Group, Inc.

Consolidated Balance Sheets

(Unaudited and in thousands)

Assets:	September 30, 2022	December 31, 2021
Real estate, at cost:
Land	$1,966,237	$1,966,237
Buildings and improvements	6,152,652	6,061,824
	8,118,889	8,028,061
Accumulated depreciation and amortization	(1,248,059)	(1,112,977)
Real estate, net	6,870,830	6,915,084
Cash and cash equivalents	469,398	524,900
Restricted cash	40,456	4,766
Investments in unconsolidated joint ventures	428,785	408,096
Investments in unconsolidated real estate funds	14,558	11,421
Accounts and other receivables	19,865	15,582
Deferred rent receivable	340,540	332,735
Deferred charges, net	123,864	122,177
Intangible assets, net	97,371	119,413
Other assets	90,813	40,388
Total assets	$8,496,480	$8,494,562

Liabilities:
Notes and mortgages payable, net	$3,839,144	$3,835,620
Revolving credit facility	-	-
Accounts payable and accrued expenses	152,371	116,192
Dividends and distributions payable	18,564	16,895
Intangible liabilities, net	39,037	45,328
Other liabilities	24,171	25,495
Total liabilities	4,073,287	4,039,530
Equity:
Paramount Group, Inc. equity	3,674,363	3,588,163
Noncontrolling interests in:
Consolidated joint ventures	407,402	428,833
Consolidated real estate fund	79,248	81,925
Operating Partnership	262,180	356,111
Total equity	4,423,193	4,455,032
Total liabilities and equity	$8,496,480	$8,494,562

Paramount Group, Inc.

Consolidated Statements of Income

(Unaudited and in thousands, except share and per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Revenues:
Rental revenue	$179,250	$170,851	$526,415	$518,625
Fee and other income	7,897	8,280	29,934	23,941
Total revenues	187,147	179,131	556,349	542,566
Expenses:
Operating	72,845	67,131	207,320	197,821
Depreciation and amortization	58,284	57,522	171,306	175,752
General and administrative	13,150	13,257	45,501	46,039
Transaction related costs	105	87	381	503
Total expenses	144,384	137,997	424,508	420,115
Other income (expense):
(Loss) income from unconsolidated joint ventures	(5,797)	223	(15,326)	(20,810)
Income from unconsolidated real estate funds	300	276	625	604
Interest and other income, net	1,580	138	2,607	2,510
Interest and debt expense	(36,949)	(36,266)	(106,804)	(105,919)
Income (loss) before income taxes	1,897	5,505	12,943	(1,164)
Income tax expense	(673)	(873)	(1,559)	(2,448)
Net income (loss)	1,224	4,632	11,384	(3,612)
Less net (income) loss attributable to noncontrolling interests in:
Consolidated joint ventures	(4,179)	(3,768)	(12,383)	(16,924)
Consolidated real estate fund	1,309	(3,123)	2,677	(3,179)
Operating Partnership	109	204	(204)	2,139
Net (loss) income attributable to common stockholders	$(1,537)	$(2,055)	$1,474	$(21,576)

Per Share:
Basic	$(0.01)	$(0.01)	$0.01	$(0.10)
Diluted	$(0.01)	$(0.01)	$0.01	$(0.10)

Weighted average common shares outstanding:
Basic	224,864,791	218,706,356	222,228,605	218,689,696
Diluted	224,864,791	218,706,356	222,262,748	218,689,696

Paramount Group, Inc.

Reconciliation of Net Income (Loss) to FFO and Core FFO

(Unaudited and in thousands, except share and per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Reconciliation of Net Income (Loss) to FFO and Core FFO:
Net income (loss)	$1,224	$4,632	$11,384	$(3,612)
Real estate depreciation and amortization (including our
share of unconsolidated joint ventures)	68,009	67,717	201,069	207,122
FFO	69,233	72,349	212,453	203,510
Less FFO attributable to noncontrolling interests in:
Consolidated joint ventures	(13,408)	(13,895)	(39,868)	(47,422)
Consolidated real estate fund	1,304	(3,127)	2,659	(3,183)
FFO attributable to Paramount Group Operating Partnership	57,129	55,327	175,244	152,905
Less FFO attributable to noncontrolling interests in
Operating Partnership	(3,763)	(5,009)	(13,683)	(13,770)
FFO attributable to common stockholders	$53,366	$50,318	$161,561	$139,135
Per diluted share	$0.24	$0.23	$0.73	$0.64

FFO	$69,233	$72,349	$212,453	$203,510
Non-core items:
Adjustment to equity in earnings for contributions to
(distributions from) an unconsolidated joint venture	709	(938)	294	8,977
FFO attributable to One Steuart Lane, including after-tax
net gain on sale of residential condominium units	1,509	(3,267)	3,283	(3,267)
Non-cash write-off of deferred financing costs	-	761	-	761
Other, net	126	53	420	432
Core FFO	71,577	68,958	216,450	210,413
Less Core FFO attributable to noncontrolling interests in:
Consolidated joint ventures	(13,408)	(13,895)	(39,868)	(47,422)
Consolidated real estate fund	(94)	(9)	(381)	(65)
Core FFO attributable to Paramount Group Operating
Partnership	58,075	55,054	176,201	162,926
Less Core FFO attributable to noncontrolling interests in
Operating Partnership	(3,826)	(4,985)	(13,741)	(14,677)
Core FFO attributable to common stockholders	$54,249	$50,069	$162,460	$148,249
Per diluted share	$0.24	$0.23	$0.73	$0.68

Reconciliation of weighted average shares outstanding:
Weighted average shares outstanding	224,864,791	218,706,356	222,228,605	218,689,696
Effect of dilutive securities	28,555	44,880	34,143	41,461
Denominator for FFO and Core FFO per diluted share	224,893,346	218,751,236	222,262,748	218,731,157

Paramount Group, Inc.

Reconciliation of Net Income (Loss) to Same Store NOI and Same Store Cash NOI

(Unaudited and in thousands)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Reconciliation of Net Income (Loss) to Same Store NOI and Same Store Cash NOI:
Net income (loss)	$1,224	$4,632	$11,384	$(3,612)
Add (subtract) adjustments to arrive at NOI and Cash NOI:
Depreciation and amortization	58,284	57,522	171,306	175,752
General and administrative	13,150	13,257	45,501	46,039
Interest and debt expense	36,949	36,266	106,804	105,919
Income tax expense	673	873	1,559	2,448
NOI from unconsolidated joint ventures (excluding One Steuart Lane)	11,540	11,627	34,359	32,510
Loss (income) from unconsolidated joint ventures	5,797	(223)	15,326	20,810
Fee income	(5,132)	(6,561)	(23,094)	(19,432)
Interest and other income, net	(1,580)	(138)	(2,607)	(2,510)
Other, net	(195)	(189)	(244)	(101)
NOI	120,710	117,066	360,294	357,823
Less NOI attributable to noncontrolling interests in:
Consolidated joint ventures	(21,222)	(21,809)	(63,340)	(70,767)
Consolidated real estate fund	-	-	-	206
PGRE's share of NOI	99,488	95,257	296,954	287,262
Acquisitions / Redevelopment	(155)	(693)	(366)	(924)
Lease termination income	-	(33)	(1,875)	(1,745)
Other, net	2,893	1,642	6,470	4,686
PGRE's share of Same Store NOI	$102,226	$96,173	$301,183	$289,279

NOI	$120,710	$117,066	$360,294	$357,823
Less:
Straight-line rent adjustments (including our share of unconsolidated joint ventures)	(3,969)	1,260	(8,288)	(9,800)
Amortization of above and below-market leases, net (including our share of unconsolidated joint ventures)	(790)	(1,622)	(3,115)	(5,087)
Cash NOI	115,951	116,704	348,891	342,936
Less Cash NOI attributable to noncontrolling interests in:
Consolidated joint ventures	(19,988)	(21,174)	(61,194)	(64,313)
Consolidated real estate fund	-	-	-	206
PGRE's share of Cash NOI	95,963	95,530	287,697	278,829
Acquisitions / Redevelopment	(154)	(861)	(396)	(1,148)
Lease termination income	-	(33)	(1,875)	(1,745)
Other, net	894	1,672	4,105	4,507
PGRE's share of Same Store Cash NOI	$96,703	$96,308	$289,531	$280,443